Exhibit 10.81

June 17, 2014

Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, NY 10152
Tel: (212) 407-5200
Attention: Theresa A. Gore

Ladies and Gentlemen:

Reference is made to the Amended and Restated Consulting Agreement, dated as of November 23, 2009 (the “CD&R Consulting Agreement”), by and among ServiceMaster Global Holdings, Inc. (the “Company”), The ServiceMaster Company, LLC (formerly known as The Service Master Company) (“SvM”) and Clayton, Dubilier & Rice, LLC (“CD&R”).  The CD&R Consulting Agreement sets forth, among other things, the fees to be paid to CD&R by the Company and its subsidiaries for Consulting Services and Transaction Services to be performed by CD&R thereunder.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CD&R Consulting Agreement.

Upon the terms and conditions of this letter agreement, the parties hereby agree to terminate the CD&R Consulting Agreement in connection with the Company’s initial public offering of shares of its common stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-194772) (the “IPO”).  In connection with and as consideration for such termination, the Company agrees to pay a fee of $19 million to CD&R (the “CD&R Termination Fee”) on the closing date of the Company’s IPO and, in consideration thereof, CD&R will waive any right to any Transaction Fee in connection with the IPO.  Upon the payment of the CD&R Termination Fee, the CD&R Consulting Agreement will terminate, provided that Section 3 thereof shall survive solely as to any portion of any Consulting Fee, Transaction Fee or Expenses accrued, but not paid or reimbursed, prior to such termination.  The termination of the CD&R Consulting Agreement shall not affect the Indemnification Agreement which shall survive such termination.

The CD&R Consulting Agreement is being terminated in reliance upon, and subject to, the concurrent termination of the Consulting Agreement, dated as of August 13, 2009, among the Company, SvM and Citigroup Alternative Investments LLC (as assigned to StepStone Group LLC), the Consulting Agreement, dated as of August 13, 2009, among the Company, SvM and JPMorgan Chase Funding Inc. and the Consulting Agreement, dated as of March 21, 2014, among the Company, SvM and Ridgemont Partners Management, LLC.

This letter agreement shall constitute written notice of termination of the CD&R Consulting Agreement pursuant to Section 4 of the CD&R Consulting Agreement.  CD&R hereby consents to the termination.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state, without regard to principles of conflict of laws to the extent that such principles would require or permit the application of the laws of another jurisdiction.

If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

SERVICEMASTER GLOBAL HOLDINGS, INC.

			By:	/s/ James T. Lucke
				Name:	James T. Lucke
				Title:	Senior Vice President, General Counsel and Secretary

THE SERVICEMASTER COMPANY, LLC

			By:	/s/ James T. Lucke
				Name:	James T. Lucke
				Title:	Senior Vice President, General Counsel and Secretary

Acknowledged and agreed as of the
date first above written:

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary